                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

[ ] Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BCAM INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)

                             Allan Tepper, Secretary
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check Appropriate Box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

     --------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement:

     --------------------------------------------------------------------------

  3) Filing Party:

     --------------------------------------------------------------------------

  4) Date Filed:

     --------------------------------------------------------------------------

                           BCAM INTERNATIONAL, INC.
                           (A NEW YORK CORPORATION)

                                    ------

                            NOTICE OF 1996 ANNUAL
                        MEETING OF SHAREHOLDERS TO BE
                     HELD AT 10:00 A.M. ON JUNE 18, 1996

                                    ------

To the Shareholders of BCAM INTERNATIONAL, INC.:

NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Meeting") of BCAM INTERNATIONAL, INC., (the "Company") will be held on June 18, 1996, at 10:00 a.m. at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747 for the following purposes:


       1. To elect five directors;
       2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and
       3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.


   The Board of Directors has fixed April 26, 1996, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote.

   All shareholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                        By Order of the Board of Directors


                                        Allan Tepper, Secretary

Melville, New York
April 29, 1996

                            BCAM INTERNATIONAL, INC.
                             1800 WALT WHITMAN ROAD
                            MELVILLE, NEW YORK 11747

                                ----------------

                                 PROXY STATEMENT

                                 ----------------

                     1996 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD AT 10:00 A.M. ON JUNE 18, 1996


   The enclosed proxy is solicited by the Board of Directors of BCAM INTERNATIONAL, INC. (the "Company") in connection with the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on June 18, 1996, at 10:00 a.m., at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747 and any adjournment or postponement thereof. The Board of Directors has fixed April 26, 1996, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

   1. the election of the persons listed as directors of the Company;

   2. the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

   3. the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

   In the absence of direction, the proxy will be voted in favor of these proposals.

   The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1995 Annual Report to Shareholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.


   Only shareholders of record of the Company's 14,857,233 shares of Common Stock (the "Common Stock") outstanding at the close of business on April 26, 1996 (excluding 763,182 shares held in treasury) will be entitled to vote. Each share of Common Stock (excluding shares held in treasury) is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to shareholders on or about April 29, 1996. The mailing address of the Company's principal executive offices is 1800 Walt Whitman Road, Melville, New York 11747.

                           1. ELECTION OF DIRECTORS

   Five directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his respective successor is elected and qualified. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

                            o  Michael Strauss
                            o  Robert Wong
                            o  Julian H. Cherubini
                            o  Joel L. Gold
                            o  Glenn F. Santmire

   Management believes that each nominee will be able to serve. In the event any nominee becomes unable to unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors may determine.

INFORMATION REGARDING DIRECTORS AND OFFICERS


   The following is information regarding the current nominees and the current directors and executive officers of the Company:


         Name            Age                             Position with Company
         ----            ---                             ---------------------
Michael Strauss  ....    54     Chairman, President, Chief Executive Officer and Chief Operating Officer

Allan Tepper  .......    48     Vice President - Finance, Chief Financial Officer and Secretary

Robert Wong  ........    54     Vice Chairman, Chief Technology Officer and Director

David J. West  ......    48     Vice President - Sales and Marketing

Julian H. Cherubini..    61     Director

Joel L. Gold  .......    54     Director

Glenn F. Santmire  ..    55     Director

Lawrence N. Cohen  ..    63     Director


   Michael Strauss became the Company's President and Chief Operating Officer effective January 2, 1995 and its Chairman of the Board and Chief Executive Officer on February 16, 1995. From 1991 to December 31, 1994, Mr. Strauss was President and Chief Operating Officer of Colorado Prime Corp., a home food service company providing home delivery of high quality, custom designed food programs to retial customers. From 1984 to 1991, he was Chairman and Chief Executive Officer of Capital Credit Corporation, a subsidiary of Union Corporation, a New York Stock Exchange Company. Capital Credit Corporation provides receivables management and consumer debt collection services to corporations in the financial services, telecommunications, health care and related businesses. On June 18, 1992, Mr. Strauss and his agents and employees at Capital Credit Corporation consented to a final judgment of permanent injunction enjoining Mr. Strauss from violating Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rules 10b-5 and 13b2-1 of Sections 3(a) and 13(b)(2)(A) of the Exchange Act and Rules 12b-20 and 13a-13 promulgated thereunder. Senior managers at Capital Credit Corporation were also permanently enjoined as provided above. Prior to his tenure at Union Corporation, Mr. Strauss was employed by American Express Company in various senior management positions including Executive Vice President of the Financial Services Division of Shearson Lehman Brothers, Executive Vice President of the Travel Services and Credit Card Divisions, and President of American Express Canada, Inc. Mr. Strauss has a BBA from the City University of New York and an MBA from the Baruch College-City University of New York.


   Allan Tepper was appointed Vice President of Finance, Chief Financial Officer and Secretary of the Company in March 1996. Prior to joining the Company, from 1984 to 1995, he was employed by the Canadian Imperial Bank of Commerce in various senior management positions, including Vice President of Finance for the U.S. Operations of the Bank, a position which he held since 1987.

   Robert P. Wong was elected a director in February 1994 and became the Company's Vice Chairman and Chief Technology Officer in February 1995. From 1989 to 1995 he was a private investor. From February 1994 to April 1995 Mr. Wong worked as a representative for Prudential Securities. Over the previous 27 years, Mr. Wong was the founder and president of several technology companies, during which time he was also the president of several subsidiaries of Coordinated Apparel, Inc. Mr. Wong received an electrical engineering degree and an industrial management degree from the Massachusetts Institute of Technology.

   David J. West was appointed Vice President of Sales and Marketing in August 1995. Prior to joining the Company, from November 1993 to August 1995, he was a Senior Marketing Executive for AIL Systems, Inc. From September 1992 to October 1993 he was Vice President of Sales and Marketing for Miltope, Inc. and from September 1990 to September 1992 he was Director of Sales and Marketing for Barco/Chromatics, Inc.

   Julian H. Cherubini was elected a director in April 1995. He is the President and Chief Executive Officer of AliMed, Inc., a company that manufactures and distributes a broad range of products for orthopedic rehabilitation, diagnostic imaging, operating rooms, occupational medicine and ergonomics. Mr. Cherubini founded Alimed, Inc. in 1970 and has served as its President and Chief Executive Officer since its inception. Mr. Cherubini holds a BS Degree in Metallurgy from the Massachusetts Institute of Technology and a Masters Degree in Materials and Radiochemistry from the University of Texas at Knoxville.


   Joel L. Gold was elected a Director in February 1994. In April 1996, Mr. Gold became Executive Vice President of L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. From 1993 to 1995, Mr. Gold was a managing director at Furman Selz Incorporated, an investment banking firm. Prior to joining Furman Selz, from 1991 to 1993, he was a managing director at Bear Stearns & Co., an investment banking firm. Previously, Mr. Gold was a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of MSA Realty Corp., Action Industries, Inc., Concord Camera, William Greenberg, Jr. Desserts and Cakes, Inc., Sterling Vision, Inc. and Life Medical Sciences. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.


   Glenn F. Santmire was appointed a director in October 1995. Since 1995 he has been employed by Unisys Corporation as Group Vice President of the Worldwide Services-Market Sector Group. From 1994 to 1995 he was President of GFS Associates, Inc., a consulting firm which he founded. From 1992 to 1994, Mr. Santmire was a Senior Vice President for Remote Banking at Mastercard International and from 1990 to 1992 he was President of Enhanced Telephone Services, Inc., a subsidiary of Citibank, N.A.

   Lawrence N. Cohen was elected a director in May 1994. In June 1994, he retired as Chairman of the Board, President and Chief Executive Officer of Lumex, Inc., a leading developer, manufacturer and marketer of healthcare, fitness and consumer products with revenues in excess of $100 million. Mr. Cohen had held these positions at Lumex since 1986 and had been with Lumex since 1966 in other key positions including Division President, Treasurer, Corporate Secretary and Corporate Controller.

   All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.


   The Company carries insurance providing indemnification, under certain circumstances, to all of the Company's directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.


   The New York Business Corporation Law permits a corporation, through its certificate of incorporation, to prospectively eliminate or limit the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends, and transactions from which the director personally gained in fact a financial profit or other advantage to anything he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provisions.


DIRECTORS' COMPENSATION

   Employee-directors receive no compensation for serving on the Board of Directors other than reimbursement of expenses incurred in attending meetings. Non-employee directors elected or appointed to the Board of Directors are paid an annual directors' fee of $5,000 plus $500 for each Board meeting attended and are reimbursed for expenses incurred in attending meetings.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


   The Board of Directors has an audit committee and a compensation/stock option committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors disbanded the Executive Committee on April 24, 1995.

   The members of the Audit Committee are Lawrence N. Cohen, Julian H. Cherubini and Glenn F. Santmire. The Audit Committee held two meetings during the year ended December 31, 1995. The Audit Committee reviews issues relating to the Company's existing system of internal controls and consults with the Company's independent auditors with regard to these systems. The Committee is also responsible for reviewing the Company's audited financial statements and reports to the Board of Directors regarding same.

   The members of the Compensation/Stock Option Committee are Joel L. Gold and Messrs. Cherubini and Santmire. The Compensation/Stock Option Committee held one meeting during the year ended December 31, 1995. The function of the Compensation/Stock Option Committee is to set and administer the policies and programs which govern annual compensation and administer the Company's stock option plans.


   The Board of Directors held a total of eight meetings and acted one time by unanimous written consent during the last fiscal year.

EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers whose total case compensation for such periods exceeded $100,000 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                 Annual Compensation                 Compensation Awards
                                       --------------------------------------   -----------------------------
                                          Salary        Bonus     Other Annual    Options        All Other
Name and Principal Position     Year        ($)          ($)     Compensation($)    (#)       Compensation($)
- ---------------------------     ----        ---          ---     ---------------    ---       ---------------
Michael Strauss  ...........    1995     $200,000       --          $1,161        1,000,000          --
 Chairman, President,           1994        --          --            --              --             --
 Chief Executive Officer        1993        --          --            --              --             --
 and Chief Operating
 Officer


EMPLOYMENT AGREEMENT



   The Company has an employment agreement with Mr. Strauss which provides for his employment as Chairman, President, Chief Executive Officer and Chief Financial Officer through January 2, 1997. The agreement provides for an annual salary of $200,000, an annual bonus to be determined in the sole discretion of the Board of Directors, an automobile allowance and participation in the Company's benefit plans. The agreement also provided for a grant of options on January 3, 1995 to purchase 300,000 shares of Common Stock at an exercise price of $1.03 per share and a grant of options on February 16, 1995 to purchase 200,000 shares of Common Stock at an exercise of $0.92 per share. In the event of a change of control of the Company, these options shall vest and be exercisable immediately prior to the change in control. The agreement requires Mr. Strauss to devote his full time, attention and efforts to the Company and provides that it may be terminated upon his death, permanent or long-term disability or for cause (as defined in the agreement). The Company may terminate Mr. Strauss' employment without cause on thirty days prior written notice, in which case he will be paid his salary for a period of six months following his termination. The agreement further provides that Mr. Strauss will not compete with the Company during the term of his employment and for a period of twelve months thereafter.


STOCK OPTIONS

   The following table discloses information concerning stock options granted to the Named Executives during the Company's fiscal year ended December 31, 1995.


                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS


                                          % of Total
                                         Options/SARs        Base Exercise
                     Options/SARs    Granted to Employees       or Price       Expiration
       Name          Granted (#)        in Fiscal Year         ($/Share)          Date
       ----          -----------        --------------         ---------          ----
Michael Strauss....    300,000               14.5%               $1.03            1/3/05
                       200,000                9.7%               $ .92           2/16/05
                       500,000               24.3%               $1.05            7/3/05


OPTION EXERCISES AND HOLDINGS

   The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended December 31, 1995, the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of December 31, 1995:


             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR ENDED OPTION/SAR VALUE


                          Shares Acquired       Value Realized        Exercisable/        Exercisable/
         Name             on Exercise (#)             $              Unexercisable       Unexercisable
         ----             ---------------             -              -------------       -------------
Michael Strauss  ....           --                   --                   --                  --


STOCK OPTION PLANS

   1995 Stock Option Plan. The 1995 Stock Option Plan (the "1995 Plan") has 2,000,000 shares of Common Stock reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options. ISOs may be granted under the 1995 Plan to employees of the Company. Non-qualified options may be granted to employees, consultants or non-employee directors of the Company.

   The purpose of the 1995 Plan is to attract and retain the services of competent employees, directors and consultants. The 1995 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1995 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, and otherwise interprets and administers the 1995 Plan. ISOs granted under the 1995 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The exercise price of non-qualified options granted under the 1995 Plan is determined by the Committee in its discretion. The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1995 Plan will expire not more than ten years from the date of grant; provided, however, that in no event shall an ISO granted to any persons owning more than ten percent of the Company's voting stock be exercisable more than five years from the date of grant.

Options granted under the 1995 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Upon a change in control of the Company all outstanding options awarded under the 1995 plan become fully vested and exercisable.


   1989 Stock Option Plan. The 1989 Stock Option Plan (the "1989 Plan") has 1,565,957 shares of Common Stock reserved for issuance upon exercise of options designated as either (i) ISOs or (ii) nonqualified options. The purpose of the 1989 Plan is to enable the Company to attract and encourage key employees, including officers and consultants, to contribute to the success of the Company by granting such employees ISOs and/or nonqualified options and by granting nonqualified options to such consultants. The 1989 Plan provides for the granting of ISOs at a price per share not less than the fair market value on the date of the grant, provided that nonqualified options may be granted at less than the fair market value of the Common Stock on the date of grant. No options may be outstanding for more than ten years after its grant. The 1989 Plan is administered by the Board of Directors or a committee of not less than two or more directors appointed by the Board of Directors (the "Committee"). Members of the Board who are not employees of the Company are not eligible to participate in the 1989 Plan. The Board (or the Committee) will determine, among other things, the recipients of grants, whether a grant will consist of ISOs or nonqualified options or a combination thereof, and the number of shares to be subject to such options.

   Pursuant to the 1989 Plan, the Board of Directors has granted ISOs to acquire 581,500 shares of Common Stock and nonqualified options to acquire an aggregate of 400,000 shares of Common Stock of Company. The Board of Directors has determined not to grant any additional options under the 1989 Plan.

   The Company also has options to purchase 190,833 shares of Common Stock outstanding. These options were granted pursuant to the Company's 1989 Nonstatutory Stock Option Plan which terminated in 1994.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and
(iii) all officers and directors of the Company as a group:

                   Name and Address                       Amount and Nature of         Percentage of
                 Beneficial Owner (1)                   Beneficial Ownership (2)    Beneficial Ownership
                 --------------------                   ------------------------   --------------------
Michael Strauss  .....................................          150,000(3)                 *
Allan Tepper  ........................................                0(4)                 *
Robert Wong  .........................................          103,750(5)                 *
David J. West  .......................................                0(6)                 *
Julian H. Cherubini  .................................           17,500(7)                 *
Joel L. Gold  ........................................           67,500(8)                 *
Glenn F. Santmire  ...................................           10,000(9)                 *
Lawrence N. Cohen  ...................................           52,500(10)                *
All officers and directors as a group (eight persons)           198,750(3)(4)(5)(6)       1.3%
                                                                       (7)(8)(9)(10)


- ------
 (1) All addresses are c/o BCAM International, Inc., 1800 Walt Whitman Road, Melville, New York 11747

 (2) The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (3) Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 850,000 shares of Common Stock not exercisable within 60 days of the date hereof.

 (4) Does not include options to purchase 100,000 shares of Common Stock not exercisable within 60 days of the date hereof.

 (5) Includes options to purchase 103,750 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 100,000 shares of Common Stock not exercisable within 60 days of the date hereof.

 (6) Does not include options to purchase 100,000 shares of Common Stock not exercisable within 60 days of the date hereof.

 (7) Includes options to purchase 17,500 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 7,500 shares of Common Stock not exercisable within 60 days of the date hereof.

 (8) Includes options to purchase 67,500 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 15,000 shares of Common Stock not exercisable within 60 days of the date hereof.

 (9) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 15,000 shares of Common Stock not exercisable within 60 days of the date hereof.

(10) Includes options to purchase 52,500 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 7,500 shares of Common Stock not exercisable within 60 days of the date hereof.


   The Company is unaware of any arrangements which may result in a change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during the Company's fiscal year ended December 31, 1995, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.


                          2. APPOINTMENT OF AUDITORS

   The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, as independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1996. A representative of Ernst & Young is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Company for the year ended December 31, 1995.


              THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
          APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT
            AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996


                               3. OTHER MATTERS


   The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

SHAREHOLDER'S PROPOSALS

   Any shareholder of the Company who wishes to present a proposal to be considered at the Company's next annual meeting of shareholders, and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 1800 Walt Whitman Road, Melville, New York 11747, on or before February 18, 1997. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                       By Order of the Board of Directors


                                       Allan Tepper, Secretary

   The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statement and the financial statement schedules thereto, for its fiscal year ended December 31, 1995. Such request should be addressed to Allan Tepper, Chief Financial Officer, BCAM International, Inc., 1800 Walt Whitman Road, Melville, New York 11747.

Dated: April 29, 1996

                                      PROXY

                                ----------------

                            BCAM INTERNATIONAL, INC.
                             1800 WALT WHITMEN ROAD
                               MELVILLE, NY 11747


This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking all previous proxies, hereby appoints Michael Strauss and Allan Tepper, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of BCAM International, Inc. (the "Company"), held of record by the undersigned on April 26, 1996, which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on June 18, 1996, at 10:00 A.M. at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747, and any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting.


The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1995 Annual Report.

1. ELECTION OF DIRECTORS

   FOR all nominees listed                 Withhold Authority to vote
   below (except as marked                 for all nominees listed
   to the contrary below)                  below
                         ------                  ------
   (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

        MICHAEL STRAUSS, ROBERT WONG, JULIAN H. CHERUBINI, JOEL L. GOLD,
                               GLENN F. SANTMIRE

      PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

2. SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

   FOR           AGAINST          ABSTAIN
      ------            ------           ------

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

   FOR           AGAINST          ABSTAIN
      ------            ------           ------


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3.

                                   --------------------------------------------
                                   (Date)

                                   --------------------------------------------
                                   (Signature)

                                   --------------------------------------------
                                   (Signature, if held jointly)

                                   Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        Please sign, date and return promptly in the enclosed envelope.
           No postage need be affixed if mailed in the United States.